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                                                                    Exhibit 10.1



                          INDIVIDUAL PENSION AGREEMENT



         INDIVIDUAL PENSION AGREEMENT, dated as of July 1, 1994, by and between

XTRA CORPORATION, a Delaware corporation (the "Corporation"), and LEWIS RUBIN,

an individual residing at Boston, Massachusetts (the "Executive").


                              W I T N E S S E T H


         WHEREAS the Executive presently serves as the President and Chief

Executive Officer of the Corporation and as a member of the Corporation's Board of Directors;

         WHEREAS, in recognition of the Executive's services to the Corporation and as an inducement for continued service by the Executive to the Corporation,

the Corporation now wishes to provide the Executive with supplemental retirement benefits, subject to the terms and conditions hereinafter set forth,

and the Executive wishes to accept such benefits;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement,

the parties hereby agree:

         Section 1. RETIREMENT BENEFIT.  Provided the Executive continues to serve as Chief Executive Officer of the Corporation until attainment of age 65,

but subject to Section 2 below, the






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Corporation shall pay the Executive in equal monthly installments, commencing on the first day of the month following the later of (i) the day on which the

Executive attains age 65, or (ii) the day the Executive's employment with the

Corporation terminates, and continuing for the remainder of his life, an annual amount of $100,000.

         Section 2. CHANGE OF CONTROL.  In the event the Corporation terminates, with or without cause, the Executive's employment as Chief

Executive Officer within the two year period following the date of a Change of

Control as defined in Appendix A attached hereto and prior to the Executive's attainment of age 65, the Corporation shall pay the Executive in a single lump sum as soon as practicable after such termination the present value, determined in accordance with such reasonable interest rate assumptions as the Corporation in its discretion may adopt for purposes of this Agreement, of an annual annuity of $100,000, payable in equal monthly installments, commencing immediately and continuing for a 120-month period.

         Section 3. SURVIVOR BENEFIT.

                 (a)  In the event the Executive dies while serving as Chief

         Executive Officer of the Corporation but before becoming entitled to benefits under Section 1 or 2 above, the Corporation shall pay the surviving spouse, if any, of the Executive in a single lump sum as soon as practicable after such death the present value, determined in accordance with such reasonable interest rate assumptions as the





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         Corporation in its discretion may adopt, of an annual annuity of

         $100,000, payable in equal monthly installments, commencing immediately and continuing for a 120-month period.  In the event that no spouse survives the Executive, no payments shall be made after the death of the Executive under this subsection (a).

                 (b)  In the event the Executive dies after becoming entitled to benefits under either Section 1 or 2 above but prior to the payment or the commencement of payments under such Sections, as the case may be, the Corporation shall pay the Executive's surviving spouse, if any, in equal monthly installments, commencing on the first day of the month following the date of the Executive's death and continuing for a

         120-month period, an annual amount of $100,000.  No further payments shall be made under this subsection (b) after the death of such spouse, if any, prior to the expiration of such 120-month period.  The

         Corporation may, in its discretion and at any time, pay the present value of such benefit to the surviving spouse in a single lump sum determined in accordance with such reasonable interest rate assumptions as the Corporation in its discretion may adopt.

                 (c)  In the event the Executive dies after benefits commence being paid under Section 1 above but prior to the expiration of the

         120-month period which begins on the date on which payment commences,

         payments shall continue to be made in the equal monthly installments which the Executive





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         was receiving prior to his death to the Executive's surviving spouse,

         or, if none or in the event of the subsequent death of such surviving spouse, to the Executive's estate for the remainder of such 120-month period; provided, however, that the Corporation may, in its discretion and at any time, pay the present value of such remaining payments in a single lump sum determined in accordance with such reasonable interest rate assumptions as the Corporation in its discretion may adopt for purposes of this Agreement.

        Section 4. FORFEITURE OF BENEFITS.  Notwithstanding any provision of this Agreement to the contrary, the Executive shall forfeit the benefits otherwise payable under Section 1 or 2 of this Agreement in the event he confesses to, or is convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Corporation.

In the event of such forfeiture, no survivor benefits shall be payable under

Section 3 above upon the death of the Executive.

         In addition, in the event the Executive joins the board of directors or becomes an executive officer of a competitor of the Corporation within two years after the termination of his employment with the Corporation, he shall forfeit any remaining benefits otherwise payable under this Agreement, and no survivor benefits shall be payable after the death of the Executive under

Section 3 above.  In the event, however, of a Change of Control while the

Executive is employed by the Corporation, the





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provisions of the preceding sentence shall lapse and shall have no further force or effect.

         The decision by the Board of Directors of the Corporation as to the

applicability of this Section 4 in any case shall be fixed and binding on all persons.

         Section 5. NO FUNDING.  The Corporation shall not be required to create a trust, set aside or segregate any assets of any kind, purchase any insurance contract, or in any other way to fund the future payment of any benefits hereunder currently.  The Agreement constitutes a mere promise by the

Corporation to pay benefits in the future, and is intended to be unfunded for tax purposes.  Consistent with the foregoing, the Corporation reserves the right in its sole discretion to purchase a policy of insurance or otherwise provide for its obligations hereunder, and the Corporation shall be the owner and beneficiary of any such policy or other investment.  If the Corporation purchases life insurance or annuity policies on the life of the Executive, the

Executive shall sign any papers that may reasonably be required for that purpose and undergo any medical examination or tests that may be reasonably necessary and generally cooperate with the Corporation in securing such policies.

         Any benefits which become payable hereunder shall be paid from the general assets of the Corporation, and any rights which the Executive may have on account of this Agreement shall be those of a general unsecured creditor of the Corporation.  At no time shall the Executive be deemed to have any right,

title or






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interest in or to any specified asset or assets of the Corporation, including without limitation any insurance or annuity contract or contracts or their proceeds.

         Section 6. LIMITATION OF RIGHTS.  This Agreement shall not give the

Executive the right to be retained in the employ of the Corporation or any other right or interest with respect to the Corporation other than as expressly provided herein.

         Section 7. NONASSIGNABILITY.  None of the benefits, payments, proceeds or claims of the Executive shall be subject to any claim of any creditor and,

in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall the Executive have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Agreement.

         Section 8. AMENDMENT AND TERMINATION.  This Agreement may be amended or terminated, with the written consent of the Executive, by resolution of the

Board of Directors of the Corporation.  Any such amendment or termination shall be stated in writing and executed by the Corporation and the Executive in the same manner as this Agreement.

         Section 9. WITHHOLDING AND OTHER PAYMENTS.  Each payment due under this Agreement shall be reduced by withholding taxes and other legally required deductions.






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         Section 10.  GOVERNING LAW.  This Agreement shall be construed,

administered, and governed in all respects under and by the laws of the

Commonwealth of Massachusetts.

         Section 11.  ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between the parties and supersedes any and all prior communications,

agreements and understandings, written or oral, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Individual

Pension Agreement as of the date and year first written above.


                                        XTRA CORPORATION

                                                /s/  Robert B. Goergen
                                        By: _______________________________

                                        Title:  Chairman of the Board


                                                  /s/  Lewis Rubin
                                        ___________________________________
                                                     LEWIS RUBIN





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                                   APPENDIX A
                                   ----------

        A Change of Control will occur for purposes of this Plan if (i) any individual, corporation, partnership, company or other entity (a "Person") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation representing more than 40% of the combined voting power of the Corporation's then-outstanding securities (other than as a result of acquisitions of such securities from the Corporation), (ii) there is a change of control of the Corporation of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act") (or a similar item in a similar schedule or form), whether or not the Corporation is then subject to such reporting requirement, (iii) the Corporation is a party to, or the stockholders approve, a merger, consolidation, or other reorganization (other than (a) a merger, consolidation or other reorganization which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into vesting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, consolidation, or other reorganization, or (b) a merger, consolidation, or other reorganization effected to implement a recapitalization of the Corporation, or similar transaction, in which no Person acquires more than 20% of the combined voting power of the Corporation's then outstanding securities), a sale of all or substantially all assets, or a plan of liquidation, or (iv) individuals who, at the date hereof, constitute the Board cease for any reason to constitute a majority thereof, PROVIDED, HOWEVER, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be deemed to have been in office at the date hereof for purposes of this definition.

        Notwithstanding the foregoing provisions of this Exhibit A, a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Corporation (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Corporation for its employees.





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